Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614.278.6622

BIG LOTS REPORTS THIRD QUARTER RESULTS CONSISTENT WITH GUIDANCE

Q3 COMPARABLE STORE SALES INCREASE 1.4%

COMPANY AFFIRMS GUIDANCE FOR FISCAL 2014

Columbus, Ohio - December 5, 2014 - Big Lots, Inc. (NYSE: BIG) today reported a loss from continuing operations of $3.1 million, or $0.06 per share, for the third quarter of fiscal 2014 ended November 1, 2014. This result compares to our guidance of a loss of $0.04 to $0.10 per share affirmed on September 29, 2014 and to an adjusted loss from continuing U.S. operations of $4.1 million, or $0.07 per share (non-GAAP), for the third quarter of fiscal 2013. Net sales from continuing operations for the third quarter of fiscal 2014 increased 0.2% to $1,107.1 million, compared to net sales from continuing U.S. operations of $1,104.9 million for the same period of fiscal 2013. Comparable store sales increased 1.4% for the quarter, compared to our guidance of a low single digit increase. A reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release.

For the year-to-date period ended November 1, 2014, income from continuing operations totaled $42.7 million, or $0.76 per diluted share, which compares to adjusted income from continuing U.S. operations of $57.6 million, or $0.99 per diluted share (non-GAAP), for the same period in fiscal 2013.

Commenting on today’s earnings release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m pleased with the results we reported today. For the third consecutive quarter, our comps were positive as we continue to gain traction and build sales consistency in our business. Jennifer, our core customer, is responding positively to our improved merchandising strategies like the recent expansion of our Food category, our Furniture lease-to-purchase program, and our emphasis on the quality, brand, fashion, and value components of our assortments.”

THIRD QUARTER HIGHLIGHTS

•	Loss from continuing operations of $0.06 per share, compared to an adjusted loss from continuing U.S. operations of $0.07 per share (non-GAAP) last year

•	Comparable store sales increase of 1.4%

•	Returned $124 million of cash to shareholders in the form of share repurchases and dividend payments

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

	Earnings per Share

	Q3 2014	Q3 2013 (1)	YTD 2014	YTD 2013 (1)

Continuing U.S. Operations	($0.06)	($0.03)	$0.76	$0.98

Add back non-recurring items	—	($0.04)	—	$0.01

Continuing U.S. Operations - adjusted basis	($0.06)	($0.07)	$0.76	$0.99

Discontinued Operations	($0.01)	($0.13)	($0.41)	($0.28)

(1) Non-GAAP detailed reconciliation provided below.

Discontinued Operations

Loss from discontinued operations for the third quarter of fiscal 2014 was $0.3 million, or $0.01 per share.

Inventory and Cash Management

Inventory ended the third quarter of fiscal 2014 at $1,075 million, compared to $1,238 million for the third quarter of fiscal 2013. The $163 million reduction in inventory was driven by an 8% decrease in inventory per store, a lower store count, and the strategic decisions to liquidate our Canadian business and our wholesale operations.

We ended the third quarter of fiscal 2014 with $62 million of Cash and Cash Equivalents and $283 million of borrowings under our credit facility compared to $68 million of Cash and Cash Equivalents and $324 million of borrowings under our credit facility as of the end of the third quarter of fiscal 2013. Our use of cash generated by our U.S. operations was focused on returning cash to our shareholders, lowering debt levels, and funding the closure of our Canadian operations.

Total Cash Distributed to Shareholders

As announced in a separate press release earlier today, on December 3, 2014, the Board of Directors declared a quarterly cash dividend for the fourth quarter of fiscal 2014 of $0.17 per common share payable on December 30, 2014, to shareholders of record as of the close of business on December 16, 2014. This dividend is part of the quarterly dividend program established in June 2014 and represents the third dividend declared under the program.

As a reminder, in August 2014, our Board of Directors authorized a share repurchase program (“August 2014 Share Repurchase Program”) providing for the repurchase of up to $125 million of our common shares. During the third quarter of fiscal 2014, we invested $114.8 million to repurchase 2.6 million common shares, or approximately 4.7% of our outstanding shares, at an average price of $44.13, leaving $10.2 million of authorization remaining at the end of the third quarter. Subsequent to the end of the third quarter of fiscal 2014, we completed our August 2014 Share Repurchase Program during November 2014. In total, we invested $125 million to repurchase 2.8 million common shares at an average price of $44.21. Common shares acquired through the August 2014 Share Repurchase Program are available to meet obligations under equity compensation plans and for general corporate purposes.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2014 GUIDANCE

•
Updates Q4 guidance for income from continuing operations of $1.70 to $1.80 per diluted share, compared to income from continuing U.S. operations of $1.45 per diluted share for the fourth quarter of fiscal 2013

•	Affirms Q4 comparable store sales range of a low single digit increase

•
Affirms guidance for fiscal 2014 income from continuing operations of $2.40 to $2.50 per diluted share, compared to fiscal 2013 adjusted income from continuing U.S. operations of $2.45 per diluted share (non-GAAP)

•	Affirms fiscal 2014 comparable store sales range of +1% to +2%

•	Affirms fiscal 2014 estimate of cash flow from continuing U.S. operations of $250 million

We update our guidance for fourth quarter fiscal 2014 income from continuing operations to be in the range of $1.70 to $1.80 per diluted share. This guidance compares to our previous guidance of $1.70 to $1.76 per diluted share, and to income from continuing U.S. operations of $1.45 per diluted share for the fourth quarter of fiscal 2013. Comparable store sales for the fourth quarter of fiscal 2014 are estimated to increase in the low single digit range.

Based on operating results for the first three quarters and our expectations for the fourth quarter of fiscal 2014, we affirm our guidance for fiscal 2014 income from continuing operations in the range of $2.40 to $2.50 per diluted share compared to adjusted income from continuing U.S. operations of $2.45 per diluted share for fiscal 2013 (non-GAAP). This outlook is based on comparable store sales in the range of +1% to +2%. We estimate this financial performance will result in cash flow (defined as cash provided by operating activities less cash used in investing activities) of approximately $250 million from continuing U.S. operations.

EPS from Continuing Operations	Full Year

	2014 Guidance	2013 (1)

U.S. Operations	$2.40 - $2.50	$2.44

Impact of other non-recurring items	—	$0.01

U.S. Operations - adjusted basis	$2.40 - $2.50	$2.45

EPS from Discontinued Operations	Approx. ($0.41)	($0.28)

(1) Non-GAAP detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the third quarter and provide commentary on our outlook for fiscal 2014. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, December 19, 2014. A replay of this call will also be available beginning today at 12:00 noon through December 19 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 1366606. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,495 BIG LOTS stores in 48 states with product assortments in the merchandise categories of Food, Consumables, Furniture & Home Décor, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. For more information, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	NOVEMBER 1	NOVEMBER 2
	2014	2013
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$62,488	$67,726
Inventories	1,075,429	1,238,140
Deferred income taxes	48,553	48,816
Other current assets	126,252	111,232
Total current assets	1,312,722	1,465,914

Property and equipment - net	566,889	591,314

Deferred income taxes	12,512	7,341
Goodwill	0	12,944
Other assets	41,788	57,233
	$1,933,911	$2,134,746

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$529,793	$583,235
Property, payroll and other taxes	81,831	81,633
Accrued operating expenses	72,678	64,593
Insurance reserves	38,325	36,660
KB bankruptcy lease obligation	0	3,069
Accrued salaries and wages	32,829	27,435
Income taxes payable	868	1,519
Total current liabilities	756,324	798,144

Long-term obligations under bank credit facility	283,400	324,000

Deferred rent	68,752	78,598
Insurance reserves	57,091	62,906
Unrecognized tax benefits	17,498	16,678
Other liabilities	37,262	41,125

Shareholders' equity	713,584	813,295
	$1,933,911	$2,134,746

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	NOVEMBER 1, 2014		NOVEMBER 2, 2013
		%		%
	(Unaudited)		(Recast)

Net sales	$1,107,095	100.0	$1,104,918	100.0
Gross margin	430,942	38.9	431,428	39.0
Selling and administrative expenses	404,732	36.6	405,279	36.7
Depreciation expense	30,267	2.7	29,014	2.6
Operating loss	(4,057)	(0.4)	(2,865)	(0.3)
Interest expense	(756)	(0.1)	(1,034)	(0.1)
Other income (expense)	0	0.0	0	0.0
Loss from continuing operations before income taxes	(4,813)	(0.4)	(3,899)	(0.4)
Income tax benefit	(1,698)	(0.2)	(1,951)	(0.2)
Loss from continuing operations	(3,115)	(0.3)	(1,948)	(0.2)
Loss from discontinued operations, net of tax benefit of $207 and $1,704, respectively	(326)	(0.0)	(7,569)	(0.7)
Net loss	($3,441)	(0.3)	($9,517)	(0.9)

Earnings (loss) per common share - basic (a)
Continuing operations	($0.06)		($0.03)
Discontinued operations	(0.01)		(0.13)
Net loss	($0.06)		($0.17)

Earnings (loss) per common share - diluted (a)
Continuing operations	($0.06)		($0.03)
Discontinued operations	(0.01)		(0.13)
Net loss	($0.06)		($0.17)

Weighted average common shares outstanding
Basic	54,850		57,461
Dilutive effect of share-based awards	—		—
Diluted	54,850		57,461

Cash dividends declared per common share	$0.17		$0.00

(a)
The earnings (loss) per share for Continuing Operations, Discontinued Operations and Net Loss are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings (loss) per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings (loss) per share of Net Loss.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	NOVEMBER 1, 2014		NOVEMBER 2, 2013
		%		%
	(Unaudited)		(Recast)

Net sales	$3,583,729	100.0	$3,552,843	100.0
Gross margin	1,394,025	38.9	1,397,738	39.3
Selling and administrative expenses	1,234,420	34.4	1,219,269	34.3
Depreciation expense	88,535	2.5	83,393	2.3
Operating profit	71,070	2.0	95,076	2.7
Interest expense	(1,616)	(0.0)	(2,490)	(0.1)
Other income (expense)	0	0.0	(11)	(0.0)
Income from continuing operations before income taxes	69,454	1.9	92,575	2.6
Income tax expense	26,776	0.7	35,514	1.0
Income from continuing operations	42,678	1.2	57,061	1.6
Loss from discontinued operations, net of tax benefit of $13,003 and $1,846, respectively	(22,833)	(0.6)	(16,119)	(0.5)
Net income	$19,845	0.6	$40,942	1.2

Earnings per common share - basic (a)
Continuing operations	$0.77		$0.99
Discontinued operations	(0.41)		(0.28)
Net income	$0.36		$0.71

Earnings per common share - diluted (a)
Continuing operations	$0.76		$0.98
Discontinued operations	(0.41)		(0.28)
Net income	$0.35		$0.71

Weighted average common shares outstanding
Basic	55,617		57,383
Dilutive effect of share-based awards	603		550
Diluted	56,220		57,933

Cash dividends declared per common share	$0.34		$0.00

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	NOVEMBER 1, 2014	NOVEMBER 2, 2013
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($94,791)	($153,116)

Net cash used in investing activities	(34,300)	(26,507)

Net cash provided by financing activities	129,546	183,546

Impact of foreign currency on cash	—	(7)

Increase in cash and cash equivalents	455	3,916
Cash and cash equivalents:
Beginning of period	62,033	63,810
End of period	$62,488	$67,726

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	NOVEMBER 1, 2014	NOVEMBER 2, 2013
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$62,378	($71,098)

Net cash used in investing activities	(71,908)	(76,608)

Net cash (used in) provided by financing activities	(1,750)	155,184

Impact of foreign currency on cash	5,139	(333)

(Decrease) increase in cash and cash equivalents	(6,141)	7,145
Cash and cash equivalents:
Beginning of period	68,629	60,581
End of period	$62,488	$67,726

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit (loss), operating profit (loss) rate, income tax expense (benefit), effective income tax rate, income (loss) from continuing operations, net income (loss), diluted earnings (loss) per share from continuing operations, and diluted earnings (loss) per share for the third quarter of 2013, the year-to-date 2013, and the full year of 2013 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted income (loss) from continuing operations, adjusted net income (loss), adjusted diluted earnings (loss) per share from continuing operations, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Third quarter of 2013 - Thirteen weeks ended November 2, 2013

	As Recast	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$405,279	$3,579	$408,858
Selling and administrative expense rate	36.7%	0.3%	37.0%
Operating loss	(2,865)	(3,579)	(6,444)
Operating loss rate	(0.3%)	(0.3%)	(0.6%)
Income tax benefit	(1,951)	(1,400)	(3,351)
Effective income tax rate	50.0%	(5.2%)	44.8%
Loss from continuing operations	(1,948)	(2,179)	(4,127)
Net loss	(9,517)	(2,179)	(11,696)
Diluted earnings (loss) per share from
continuing operations	$(0.03)	$(0.04)	$(0.07)
Diluted earnings (loss) per share	$(0.17)	$(0.04)	$(0.20)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted loss from continuing operations, adjusted net loss, adjusted diluted earnings (loss) per share from continuing operations, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax).

Year-to-date 2013 - Thirty-nine weeks ended November 2, 2013

	As Recast	Adjustment to loss contingency	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,219,269	$(4,375)	$3,579	$1,218,473
Selling and administrative expense rate	34.3%	(0.1%)	0.1%	34.3%
Operating profit	95,076	4,375	(3,579)	95,872
Operating profit rate	2.7%	0.1%	(0.1%)	2.7%
Income tax expense	35,514	1,615	(1,400)	35,729
Effective income tax rate	38.4%	(0.1%)	—%	38.3%
Income from continuing operations	57,061	2,760	(2,179)	57,642
Net income	40,942	2,760	(2,179)	41,523
Diluted earnings per share from
continuing operations	$0.98	$0.05	$(0.04)	$0.99
Diluted earnings per share	$0.71	$0.05	$(0.04)	$0.72

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax charge related to the settlement of a legal matter of $4,375 ($2,760, net of tax); and (2) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax).

Full-year 2013 - Fifty-two weeks ended February 1, 2014

	As Recast	Adjustment to exclude loss contingency	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,664,031	$(4,375)	$3,579	$1,663,235
Selling and administrative expense rate	32.5%	(0.1%)	0.1%	32.5%
Operating profit	230,110	4,375	(3,579)	230,906
Operating profit rate	4.5%	0.1%	(0.1%)	4.5%
Income tax expense	85,515	1,615	(1,400)	85,730
Effective income tax rate	37.7%	0.0%	(0.0%)	37.7%
Income from continuing operations	141,290	2,760	(2,179)	141,871
Net income	125,295	2,760	(2,179)	125,876
Diluted earnings per share from
continuing operations	$2.44	$0.05	$(0.04)	$2.45
Diluted earnings per share	$2.16	$0.05	$(0.04)	$2.17

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax charge related to the settlement of a legal matter of $4,375 ($2,760, net of tax); and (2) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.